Exhibit 99.1

News Release

MMC HOLDS ANNUAL SHAREHOLDER MEETING

Stephen Hardis Named Non-Executive Chairman of the Board

Quarterly Dividend Declared

NEW YORK, NEW YORK, May 18, 2006 -- Marsh & McLennan Companies, Inc. (MMC) announced today at its annual shareholder meeting that the Board of Directors named Stephen R. Hardis non-executive chairman of the Board. Mr. Hardis succeeds Robert F. Erburu, who is retiring from the Board after reaching the directors´ retirement age under MMC´s corporate governance guidelines.

Mr. Erburu, who joined the MMC Board in 1996, served as non-executive chairman of MMC since March 2005 and as lead director since October 2004. In remarks following the close of the formal meeting, President and Chief Executive Officer Michael G. Cherkasky thanked Bob Erburu for his years of service to MMC and welcomed Stephen Hardis in his new role as non-executive chairman.

Mr. Hardis, 70, has been a member of the MMC Board since 1998. He served as the chairman and chief executive officer of Eaton Corporation until his retirement in 2000, and then as Chairman of Axcelis Technologies, Inc. from 2000 until May 2005.

The Board also declared a quarterly dividend of $.17 per share on outstanding common stock, payable on August 15, 2006 to shareholders of record on July 7, 2006.

In voting matters at the annual meeting, shareholders elected the following four directors to three-year terms expiring in 2009: Leslie M. Baker, Jr.; Gwendolyn S. King; Marc D. Oken; and David A. Olsen.

Shareholders also ratified the appointment of Deloitte & Touche as MMC´s independent registered public accounting firm. Though neither of the two shareholder proposals received a majority, the company will be evaluating its policies with regard to these matters in the coming months.

Mr. Cherkasky also noted in his remarks that MMC is making progress in its recovery. A component of this recovery is MMC´s role in helping companies manage the uncertainty and increasingly complex risk issues they face as a result of rapid global change. According to Mr. Cherkasky, these risk issues-including pandemic, climate change, terrorism and pension liabilities-have created great opportunity to leverage the depth and breadth of the expertise across MMC in risk and insurance, technology and risk consulting, human resources and organizational consulting and investment management to provide seamless, global advice and solutions to clients.

A webcast of the meeting can be accessed at www.mmc.com.

MMC is a global professional services firm with annual revenues of approximately $12 billion. It is the parent company of Marsh, the world's leading risk and insurance services firm; Guy Carpenter, the world´s leading risk and reinsurance specialist; Kroll, the world´s leading risk consulting company; Mercer, a major global provider of human resource and specialty consulting services; and Putnam Investments, one of the largest investment management companies in the United States. Approximately 55,000 employees provide analysis, advice, and transactional capabilities to clients in over 100 countries. Its stock (ticker symbol: MMC) is listed on the New York, Chicago, Pacific, and London stock exchanges. MMC's website address is www.mmc.com.

This press release contains “forward-looking statements,” as defined in the Private Securities Litigation Reform Act of 1995. These statements, which use words like ´“anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “should” and similar terms, express management´s current views concerning future events or results. For example, we may use forward-looking statements when addressing topics such as: future actions by our management or regulators; the outcome of contingencies; changes in our business strategy; changes in our business practices and methods of generating revenue; the development and performance of our services and products; market and industry conditions, including competitive and pricing trends; changes in the composition or level of MMC´s revenues; our cost structure; the impact of acquisitions and dispositions; and MMC´s cash flow and liquidity.

Forward-looking statements are subject to inherent risks and uncertainties. Factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements include:

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the economic and reputational impact of: litigation and regulatory proceedings brought by federal and state regulators and law enforcement authorities concerning our insurance and reinsurance brokerage and investment management operations (including the complaints relating to market service agreements and other matters filed by, respectively, the New York Attorney General´s office in October 2004, the Connecticut Attorney General´s office in January 2005 and the Florida Attorney General´s office and Department of Financial Services in March 2006, and proceedings relating to market-timing matters at Putnam); and class actions, derivative actions and individual suits filed by policyholders and shareholders in connection with the foregoing;

•	the extent to which we are able to replace the revenues we previously derived from contingent commissions, which we eliminated in late 2004;
•	our ability to retain existing clients and attract new business, particularly in our risk and insurance services segment, and our ability to continue employment of key revenue producers and managers;
•	period-to-period revenue fluctuations relating to the net effect of new and lost business production and the timing of policy inception dates;
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the impact on our commission revenues of changes in the availability of, and the premiums insurance carriers charge for, insurance products, including the degree and timing of the impact of 2005 hurricanes on reinsurance premium rates;

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the actual and relative investment performance of Putnam´s mutual funds and institutional and other advisory accounts, and the extent to which Putnam reverses its recent net redemption experience, increases assets under management and maintains management and administrative fees at historical levels;

•	our ability to implement our restructuring initiatives and otherwise reduce expenses;
•	the impact of competition, including with respect to pricing and the emergence of new competitors;
•	the impact of increasing focus by regulators, clients and others on potential conflicts of interest, particularly in connection with the provision of consulting and investment advisory services;
•	changes in the value of MMC´s investments in individual companies and investment funds;
•	our ability to make strategic acquisitions and to integrate, and realize expected synergies, savings or strategic benefits from, acquired businesses;
•	our exposure to potential liabilities arising from errors and omissions claims against us;
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our ability to meet our financing needs by generating cash from operations and accessing external financing sources, including the potential impact of rating agency actions on our cost of financing or ability to borrow;

•	the impact on our operating results of foreign exchange fluctuations; and
•	changes in the tax or accounting treatment of our operations, and the impact of other legislation and regulation in the jurisdictions in which we operate.

MMC cautions readers not to place undue reliance on its forward-looking statements, which speak only as of the dates on which they are made. MMC undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date on which it is made. Further information concerning MMC and its businesses, including information about factors that could materially affect our results of operations and financial condition, is contained in MMC´s filings with the Securities and Exchange Commission.

MMC and its operating companies use their websites to convey meaningful information about their businesses, including the anticipated release of quarterly financial results and the posting of updates of assets under management at Putnam. Monthly updates of total assets under management at Putnam will be posted to the MMC website the first business day following the end of each month. Putnam posts mutual fund and performance data to its website regularly. Assets for most Putnam retail mutual funds are posted approximately two weeks after each month-end. Mutual fund net asset value (NAV) is posted daily. Historical performance and Lipper rankings are also provided. Investors can link to MMC and its operating company websites through www.mmc.com.

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